Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of December 1, 2022 by and among Bradley L. Radoff, JEC II Associates, LLC, The K. Peter Heiland 2008 Irrevocable Trust and Michael Torok (collectively, the “Existing Members”) and The Radoff Family Foundation (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Group Agreement, dated as of November 18, 2022 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of undertaking the Coordinated Activities (as defined in the Agreement); and

WHEREAS, the New Member desires to join the group formed by the Existing Members and the Existing Members desire to admit the New Member to such group.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.       Effective immediately, the New Member is joined as a party to the Agreement.

2.       The New Member agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group (as defined in the Agreement), the terms of which are incorporated herein and made a part hereof.

3.       This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

/s/ Bradley L. Radoff
Bradley L. Radoff

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

JEC II Associates, LLC

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Manager

The K. Peter Heiland 2008 Irrevocable Trust

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Trustee

/s/ Michael Torok
Michael Torok